UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2010

GateHouse Media, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33091	36-4197635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York		14450
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 29, 2010, Wesley R. Edens, founder, principal and co-Chairman of Fortress Investment Group, LLC (“Fortress”), spoke to the Columbia Business School’s 16th Annual Private Equity & Venture Capital Conference in New York City. Although Mr. Edens’ remarks primarily focused on healthcare and transportation opportunities available to Fortress, he noted that Fortress has seen improvements in sales at 19 of its portfolio companies during the fourth quarter of 2009, including at Fortress’ rail business and small community newspapers, stating “we’ve mostly seen top-line growth across the board in the past three to four months.” Fortress and its affiliates own approximately 39.9% of GateHouse Media, Inc.’s (the “Company’s”) issued and outstanding shares of Common Stock. Mr. Edens also serves as the Company’s Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GateHouse Media, Inc.

Date: February 1, 2010	By:	/S/ MICHAEL E. REED
Chief Executive Officer